UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 6, 2019
BP Midstream Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-38260	82-1646447
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

501 Westlake Park Boulevard, Houston, Texas 77079
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (281) 366-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	BPMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the appointment of Derek Rush as the Chief Development Officer of BP Midstream Partners GP LLC (the “General Partner”), the General Partner and BP Midstream Partners LP (the “Partnership”), entered into an Indemnification Agreement with Mr. Rush pursuant to which the General Partner and the Partnership will be required to indemnify Mr. Rush to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the General Partner and the Partnership and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Development Officer

Effective August 6, 2019, BP Midstream Partners Holdings LLC, in its capacity as the sole member of BP Midstream Partners GP LLC (the “General Partner”), appointed Derek Rush as Chief Development Officer of the General Partner.

Prior to his appointment, Mr. Rush, 48, has served since August 2018 as Head of Finance for BP US Pipelines and Logistics and as a Director for BP Pipelines. From July 2015 to July 2018, Mr. Rush served as Head of Control for BP Downstream, and from April 2013 to July 2015 served as Vice President of BP-Husky Refining LLC. Prior to that, Mr. Rush held a variety of financial and commercial roles in BP. He joined BP in 2005 from Pricewaterhouse Coopers, where he was a Director in the financial advisory practice. Mr. Rush has a BS in Biology from the University of Illinois at Urbana-Champaign and a MS in Accountancy from Illinois State University.

In connection with his appointment, Mr. Rush entered into an indemnification agreement with the BP Midstream Partners LP and the General Partner. The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Rush and any other persons pursuant to which Mr. Rush was selected as Chief Development Officer. There are no relationships between Mr. Rush and the General Partner or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Partnership’s Registration Statement on Form S-1/A, File No. 333-220407, as filed on September 25, 2017).
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2019	BP MIDSTREAM PARTNERS LP
	By:	BP MIDSTREAM PARTNERS GP LLC,
its general partner

	By:	/s/ Hans F. Boas
Hans F. Boas
Chief Legal Counsel and Secretary